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                                                                     EXHIBIT 8.1




                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                                HOUSTON, TX 77010
                              PHONE: (713) 651-5151
                               FAX: (713) 651-5246


May 16, 2002

Kaneb Pipe Line Partners, L.P.
2435 N. Central Expressway Suite 700
Richardson, TX 75080-2731

Dear Sirs:

         We have acted as special counsel for Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the offering of units representing limited partner interests ("Units") in the Partnership pursuant to the Registration Statement on Form S-3 (Registration No. 333-76067) filed with the Securities and Exchange Commission (the "Commission") by the Partnership on April 12, 1999, as amended by Amendment No. 1 filed with the Commission on June 3,1999 and Amendment No. 2 filed with the Commission on June 18, 1999, as amended by a registration statement filed pursuant to Rule 462 under the Securities Act filed May 10, 2002, and as supplemented by the Prospectus Supplement dated May 13, 2002 (as so amended and supplemented, the "Registration Statement").

         In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Federal Income Tax Considerations" (the "Discussion") in the Registration Statement. The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of Units offered by the Prospectus.

         We consent to the reference to our firm under the caption "Tax Considerations" in the Prospectus and to the filing of this confirmation and consent as an Exhibit to the Registration Statement.



                                       Very truly yours,

                                       /s/ FULBRIGHT & JAWORSKI L.L.P.

                                       Fulbright & Jaworski L.L.P.